Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form F-3 No. 333-258403) of Deutsche Bank Aktiengesellschaft,

(2) Registration Statement (Form S-8 No. 333-97257) pertaining to the Employee Benefit Plans of Deutsche Bank Aktiengesellschaft,

(3) Registration Statement (Form S-8 No. 333-100246) pertaining to the Employee Benefit Plans of Deutsche Bank Aktiengesellschaft,

(4) Registration Statement (Form S-8 No. 333-117705) pertaining to the Employee Benefit Plans of Deutsche Bank Aktiengesellschaft,

(5) Registration Statement (Form S-8 No. 333-132673) pertaining to the Employee Benefit Plans of Deutsche Bank Aktiengesellschaft,

(6) Registration Statement (Form S-8 No. 333-168335) pertaining to the Employee Benefit Plans of Deutsche Bank Aktiengesellschaft,

(7) Registration Statement (Form S-8 No. 333-197691) pertaining to the Employee Benefit Plans of Deutsche Bank Aktiengesellschaft, and

(8) Registration Statement (Form S-8 No. 333-223301) pertaining to the Employee Benefit Plans of Deutsche Bank Aktiengesellschaft;

of our reports dated March 13, 2023, with respect to the consolidated financial statements of Deutsche Bank Aktiengesellschaft and the effectiveness of internal control over financial reporting of Deutsche Bank Aktiengesellschaft included in this Annual Report (Form 20-F) for the year ended December 31, 2022.

/s/ Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft

Eschborn/Frankfurt am Main, Germany

March 17, 2023